EXHIBIT NO. 21




                           SUBSIDIARIES OF NUI CORPORATION


               Essel  Corporation  (a  Florida  corporation) and  Utility
             Billing Services, Inc. (a New Jersey corporation) are wholly-owned subsidiaries of NUI Corporation.

               Natural Gas Services,  Inc. (a Delaware corporation) is  a wholly-owned subsidiary of Essel Corporation.